                                                                    EXHIBIT 10.5

                      SALIDA BUILDING & LOAN ASSOCIATION
                           LONG-TERM INCENTIVE PLAN


     The Board of Directors of Salida Building & Loan Association adopted this Long-Term Incentive Plan, effective June __, 1997, to recognize the contributions of the Board of Directors to the growth, success and profitability of the Association and to encourage the continued contributions of its Directors to the Association's long-term financial success through a performance-based incentive benefit plan.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following words and phrases, when used in the Plan, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Association in the name of the Participant.

     "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Association, as the terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code.

     "Association" shall mean Salida Building & Loan Association, and any successor to its interest.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and
III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his lifetime, and shall be effective only upon its delivery to an executive officer of the Association and acceptance by the Board, which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection.

     "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

     "Board" shall mean the Board of Directors of the Association.

     "Change in Control" shall mean any of the following events:

     (a) When the Association is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if: (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association, (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association, (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale, (iv) any "person" including a "group", exclusive of the Board of Directors of the Association or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's members, or (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Association.

     (b) If the Association shall be in the "stock" form of organization, a "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Association or the Holding Company thereof, (ii) the acquisition of the ability to control the election of a majority of the Association's or the Company's Directors, (iii) the acquisition of a controlling influence over the management or policies of the Association or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Association or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Association shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to
                                                                ---
occur solely by reason of a transaction in which the Association converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     "Director" shall mean a member of the Board.

     "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

     "Election Form" shall mean the form attached hereto as Exhibit "A".

     "Employee" shall mean any person who is employed by the Association.

     "Employee Directors" shall mean Lorin D. Smith and Scott G. Erchul.

     "Participant" shall mean an individual who serves as a Director of the Association on or after the Effective Date.

     "Plan" shall mean the Salida Building & Loan Association Long-Term Incentive Plan.

     "Safe Performance Factor" shall mean a composite factor derived from an assessment of specific operating characteristics as determined by the Board, in its discretion, for each calendar year during the term of this Plan; provided that said Safe Performance Factor shall in no event be less than 0 or more than
1.2. Attached as Exhibit "B" is the formula that the Board has adopted for the purpose of making such determination.

     "Trust" shall mean the trust created under the Trust Agreement.

     "Trust Agreement" shall mean the agreement entered into between the Association and the Trustee, pursuant to the terms hereof.

     "Trustee" shall mean the person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

                                  ARTICLE II
                              CREDITS TO ACCOUNTS
                              -------------------

     Non-Employee Directors. Each Participant who is a Non-Employee Director on the Effective Date shall have his Account credited with an amount equal to the product of $2,846 and his full years of service as a Director prior to the Effective Date.

     On each June 30 following 1997, each Participant who is a Non-Employee Director on such date shall have his Account credited with an additional amount equal to the product of $2,846 and the Safe Performance Factor.

     Employee Directors. The Accounts of Employee Directors Smith and Erchul shall be credited on the Effective Date with an amount equal to $99,684 and $32,049, respectively. An Employee Director's Account will be credited, on each June 30 following 1997, which the Employee Director's 65/th/ birthday, with an additional amount equal to the product of the Annual Credit set forth below and the Safe Performance Factor, provided the Employee Director continues to be an employee of the Association on such date.

                         Director            Annual Credit
                         --------            -------------
                          Smith                 $11,076
                          Erchul                $ 5,342

     Investment Return. Prior to distribution under the terms of the Plan, each Participant's Account shall be credited with a rate of return, on any amounts previously credited, equal to the highest rate of interest paid by the Association on one-year certificates of deposit. Notwithstanding the foregoing, if the Association converts to stock form, Participants may prospectively elect between the return of such certificates of deposit and the dividend-adjusted rate of return on the Association's common stock (or that of its holding company, as applicable).

     Vesting. Amounts credited to Participants' Accounts on the Effective Date and thereafter shall be fully vested.

     Final Year Adjustments. In the event of an Employee Director's disability or death, his Account shall be credited with an amount equal to the difference (if any) between (i) 50% of the present value of all benefits which would have been credited to his Account if he had otherwise remained employed by the Association to age 65, and (ii) the benefits which are actually credited to his Account at the time of his termination. If the Employee Director's employment terminates for any reason other than Just Cause in connection with or following a Change in Control, his Account shall be credited with an amount equal to the difference (if any) between (i) 100% of the present value of all benefits which would have been credited to his Account if he had otherwise remained employed by the Association to age 65, and (ii) the benefits which are actually credited to his Account at the time of his termination, subject to applicable "golden parachute" limitations under (S)280G of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE III
                  DISTRIBUTION FROM ACCOUNTS; ELECTION FORMS
                  ------------------------------------------

     General Rule. Account balances shall be paid, in cash, in ten equal annual installments beginning during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director for any reason, with any subsequent payments being made by the last day of the first quarter of each subsequent calendar year until the Participant has received the entire amount of his Account. Notwithstanding the foregoing: (i) a Participant may elect on his Election Form to have his Account paid in a single lump sum distribution, or in annual payments over a period of less than ten years, and
(ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, either (A) the present value of his Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (B) such reduction is necessary to avoid subjecting the Association to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

     Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Election Form a distribution period that effectuates the annual installment payments selected by the Participant (with payments made as though the Participant survived to collect all benefits and retired on the date of his death if payments had not previously commenced).

     Elections. To be effective, a Participant's initial Election Form must be submitted more than one year before the date on which the Participant first becomes entitled to receive benefits from the Plan. Elections made pursuant to this Article III shall be irrevocable, provided that beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

                                  ARTICLE IV
                              SOURCE OF BENEFITS
                              ------------------

     General Rule. Benefits shall constitute an unfunded, unsecured promise by the Association to pay such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Association, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Association. For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Association, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the date for making such payments.

     Change in Control. In the event of a Change in Control, the Association shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                   ARTICLE V
                                  ASSIGNMENT
                                  ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                  ARTICLE VI
                           NO RETENTION OF SERVICES
                           ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Association to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Association or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Association and any Participant.

                                  ARTICLE VII
                             RIGHTS OF DIRECTORS;
                             --------------------
                  TERMINATION OR SUSPENSION UNDER FEDERAL LAW
                  -------------------------------------------

     The rights of the Participants and their Beneficiaries under this Plan shall be (if any) solely those rights of unsecured creditors of the Association. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Association under this Plan shall terminate, as of the effective date of the order; vested rights of the parties shall not be affected. If the Association is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, the provisions of this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the
Association: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or its successor enters into an agreement to provide assistance to or on behalf of the Association under the authority set forth in
Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his designee, at the time that the Director of the OTS, or his designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Association's affairs, the Association's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                 ARTICLE VIII
                                REORGANIZATION
                                --------------

     The Association agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth. The Association further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                  ARTICLE IX
                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

                                   ARTICLE X
                                   STATE LAW
                                   ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of Colorado, except to the extent preempted by federal law.
If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                  ARTICLE XI
                               HEADINGS; GENDER
                               ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XII
                          INTERPRETATION OF THE PLAN
                          --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties, unless such decisions are arbitrary and capricious.

                                 ARTICLE XIII
                                  LEGAL FEES
                                  ----------

     In the event any dispute shall arise between a Participant and the Association as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Association, the Association shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Association if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his favor. Such reimbursements to a Participant shall be paid within 10 days of the Participant furnishing to the Association written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XIV
                               DURATION OF PLAN
                               ----------------

     Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.